Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the following Registration Statements on Form S-8:

1)	Registration Statement (Form S-8 No. 333-231463) dated May 14, 2019,

2)	Registration Statement (Form S-8 No. 333-225385) dated June 1, 2018,

3)	Registration Statement (Form S-8 No. 333-204014) dated May 8, 2015,

4)	Registration Statement (Form S-8 No. 333-171113) dated December 10, 2010,

5)	Registration Statement (Form S-8 No. 333-160357) dated June 30, 2009,

6)	Registration Statement (Form S-8 No. 333-123426) dated March 18, 2005, and

7)	Registration Statement (Form S-8 No. 333-76026) dated December 28, 2001;

of our reports dated February 20, 2020, with respect to the consolidated financial statements of Aaron’s, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Aaron’s, Inc. and subsidiaries included in its Annual Report (Form 10-K) of Aaron’s, Inc. and subsidiaries for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

October 16, 2020